POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK and TRINA SANDOVAL, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
VALIC Separate Account A	333-170476	002-96223	333-137942	333-201803
811-03240	002-32783	333-124398	033-75292	333-220957
	333-49232	333-202700	333-201800

Signature	Title	Date

/s/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	April 15, 2022

/s/ ELIAS F. HABAYEB ELIAS F. HABAYEB	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 13, 2022

/s/ CHRISTOPHER P. FILIAGGI CHRISTOPHER P. FILIAGGI	Senior Vice President and Life Controller (Principal Accounting Officer)	April 13, 2022

/s/ EMILY W. GINGRICH	Director	April 13, 2022
EMILY W. GINGRICH

/s/ MICHAEL P. HARWOOD	Director	April 13, 2022
MICHAEL P. HARWOOD

/s/ GILLIANE E. ISABELLE	Director	April 14, 2022
GILLIANE E. ISABELLE

/s/ ROBERT J. SCHEINERMAN	Director	April 13, 2022
ROBERT J. SCHEINERMAN

/s/ ALIREZA VASEGHI	Director	April 19, 2022
ALIREZA VASEGHI